ARTICLES OF AMENDMENT
                             TO
                  ARTICLES OF INCORPORATION
                             OF
                  SHOPATHOMEKIDS.COM, INC.
                     (the "Corporation")

I, Marc Duchesne, certify that:


     1. The name of the corporation is Shopathomekids.Com, Inc.

     2.   The  Corporation   hereby   adopts  the  following
     amendment to the Articles of Incorporation:

          Article I:

          The  name  of  the corporation is  GulfTex  Energy
          Corporation (the "Corporation")

     3. Pursuant to Section A (1) of Article 9.10 of the Business Corporation Act of Texas, the shareholders consented to and approved of the action taken by the Board of Directors to amend the Articles of Incorporation on September 6, 2001.

     4. There are 1,356,800 shares outstanding, all of which are entitled to vote on the amendment.

     5. The name change of the Corporation was approved by 100% of the outstanding shares.



                                   /s/ Marc Duchesne
                                   Marc Duchesne, President